SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 3, 2003

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation)	001-13643 (Commission File Number)	73-1520922 (IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK (Address of principal executive offices)		74103 (Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events

On October 3, 2003, ONEOK, Inc. announced it has learned that some information it had furnished industry publications was inaccurate. This was discovered as a result of an ongoing investigation being conducted by the Commodity Futures Trading Commission (CFTC). It should be noted that many energy industry companies routinely report transaction information to industry publications, but ONEOK ceased providing such pricing information in 2002.

In January 2003, the company received a subpoena from the CFTC requesting information regarding trading and information provided by the company to energy industry publications. ONEOK is fully cooperating with the CFTC in its investigation and will continue its own internal review.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	ProForma Financial Information

Not applicable.

(c)	Exhibits

99.1	Press release issued by ONEOK, Inc. dated October 3, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, INC.

Date:	October 6, 2003	By:	/s/ JOHN A. GABERINO, JR.

John A. Gaberino, Jr. Senior Vice President, General Counsel and Corporate Secretary

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